Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Third Quarter Results

GAAP DEPS of $1.63; Adjusted DEPS of $1.65
Revenue Increased 7%; Operating Cash Flow Increased 40% to $317 Million

Sarasota, Florida, October 31, 2016 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the third quarter ended September 30, 2016.

Roper reports results, including revenue, gross margin, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Third quarter GAAP diluted earnings per share (DEPS) were $1.63, a 3% increase over the prior year, and adjusted DEPS were $1.65.  GAAP revenue increased 7% to $945 million and adjusted revenue increased 7% to $947 million.  Organic revenue increased 2% led by the Company's medical, software, toll and traffic and water meter technology businesses.

GAAP operating profit increased 7% to $267 million, representing 28.3% of revenue.  Adjusted operating profit increased to $270 million, 28.5% of adjusted revenue.  Orders increased 4% to $929 million.  GAAP gross margin increased 80 basis points over the prior year to 61.2% and adjusted gross margin increased to 61.3%, a 60 basis point gain.

Operating cash flow increased 40% to $317 million, or 33.5% of GAAP revenue and 33.4% of adjusted revenue. Free cash flow increased 40% to $308 million.

"Our businesses executed very well in the quarter, establishing record levels for orders, revenue, net earnings, EBITDA and cash flow," said Brian Jellison, Roper's Chairman, President and CEO.  "Growth in revenue was led by medical, software and water businesses more than offsetting continued weakness in energy end markets.  Cash flow was exceptionally strong, bringing year-to-date free cash flow to $704 million, an increase of 11% over last year's level."

TransCore MTA All-Electronic Tolling Project

New York City's Metropolitan Transportation Authority (MTA) has selected the Company's TransCore business to convert nine of its bridges and tunnels to All-Electronic Tolling (AET).  Under an accelerated roll-out schedule, TransCore expects to finish converting the first three facilities by January 2017.  The remaining conversions will be completed by November 2017.

"We are excited to have won this important project to serve the largest tolling authority in the United States with our industry-leading technology. TransCore's Infinity Digital Lane SystemTM will enable the MTA to eliminate existing gated toll plazas, allowing traffic to flow freely on these bridges and tunnels," added Mr. Jellison.

ConstructConnect Acquisition

Roper separately announced today an agreement to acquire ConstructConnect, a leading provider of cloud-based data, collaboration, and workflow automation solutions to the commercial construction industry.

"We are excited to acquire another industry-leading Software as a Service (SaaS) and informatics business," said Mr. Jellison.  "ConstructConnect has created the largest cloud-based network for collaboration between participants in the commercial construction industry.  Its solutions facilitate the pre-construction process from opportunity identification through project award, driving efficiency and creating revenue opportunities for its users." said Mr. Jellison.

The purchase price for the acquisition is $632 million and the transaction is expected to close this week. Roper expects ConstructConnect to generate approximately $150 million of revenue in 2017.

Guidance Update and Outlook

Roper is establishing fourth quarter 2016 adjusted diluted earnings per share guidance of $1.77 - $1.89 and updating its full year adjusted diluted earnings per share guidance to $6.48 – $6.60.  The company's guidance excludes the impact of any future acquisitions or divestitures.

"We had a strong third quarter with excellent cash performance. While product orders for fourth quarter delivery were modestly weaker than expected, the ConstructConnect acquisition, MTA project win and positive momentum across our software and services businesses give us confidence as we look forward to 2017," concluded Mr. Jellison.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q3 Revenue Growth Detail
	Q3 2016	Q3 2015	V %
Q3 GAAP Revenue	$945.1	$883.9	6.9%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.2	2.2
Q3 Adjusted Revenue	$947.3	$886.1	6.9%

Components of Adjusted Revenue Growth
Organic	1.6%
Acquisitions / Divestitures	5.9%
Foreign Exchange	(0.6%)
Total Growth	6.9%

Table 2:  Reconciliation of GAAP DEPS to Adjusted DEPS
	Q3 2016	Q3 2015	V %
GAAP Diluted Earnings Per Share (DEPS)	$1.63	$1.58	3%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue, net of tax @35%	0.01	0.01
Add: Acquisition-Related Inventory Step-up Charge, net of tax @35%	--	0.01
Add: Debt Extinguishment Charge, net of tax @35%	0.01	--
Rounding	--	0.01
Adjusted DEPS	$1.65	$1.61	2%

Table 3: Q3 Cash Flow Reconciliation
	Q3 2016	Q3 2015	V %
Q3 GAAP Operating Cash Flow	$316.5	$226.6	40%
Less: Capital Expenditures	(8.6)	(6.8)
Rounding	0.1	--
Q3 Free Cash Flow	$308.0	$219.8	40%

Table 4: 2016 Cash Flow Reconciliation
	YTD 2016	YTD 2015	V %
2016 GAAP Operating Cash Flow	$693.4	$659.6	5%
Add: Tax Related to 2015 Sale of Abel Pump	37.4	--
Adjusted Operating Cash Flow	$730.8	$659.6	11%
Less: Capital Expenditures	(26.9)	(27.5)
Adjusted Free Cash Flow	$703.9	$632.1	11%

Table 5:  Adjusted Revenue and Adjusted Gross Margin Reconciliation
	2016	2015	V bps
Q3 GAAP Revenue	$945.1	$883.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.2	2.2
Q3 Adjusted Revenue (A)	$947.3	$886.1

Q3 GAAP Gross Profit	$578.5	$533.5
Add: Purchase Accounting Adjustment to Acquired Deferred	2.2	2.2
Add: Acquisition-Related Inventory Step-up Charge	--	2.0
Adjusted Gross Profit (B)	$580.7	$537.7

GAAP Gross Margin	61.2%	60.4%	+80 bps

Adjusted Gross Margin (B) / (A)	61.3%	60.7%	+60 bps

Table 6:  Adjusted Revenue and Adjusted Operating Margin Reconciliation
	2016	2015	V bps
Q3 GAAP Revenue	$945.1	$883.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.2	2.2
Q3 Adjusted Revenue (A)	$947.3	$886.1

Q3 GAAP Operating Profit	$267.4	$250.4
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.2	2.2
Add: Acquisition-Related Inventory Step-up Charge	--	2.0
Rounding	--	(0.1)
Adjusted Operating Profit (B)	$269.6	$254.5

GAAP Operating Margin	28.3%	28.3%	0 bps

Adjusted Operating Margin (B) / (A)	28.5%	28.7%	(20) bps

Table 7:  Adjusted Revenue and EBITDA Margin Reconciliation
	2016	2015	V bps
Q3 GAAP Revenue	$945.1	$883.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.2	2.2
Q3 Adjusted Revenue (A)	$947.3	$886.1

Q3 GAAP Net Earnings	$167.1	$160.4
Add: Interest Expense	26.8	20.4
Add: Taxes	73.0	69.8
Add: Depreciation	8.9	9.0
Add: Amortization	49.4	41.0
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	2.2	2.2
Add: Acquisition-Related Inventory Step-up Charge	--	2.0
Add: Debt Extinguishment Charge	0.9	--
Rounding	(0.1)	--
EBITDA (B)	$328.2	$304.8

EBITDA Margin (B) / (A)	34.6%	34.4%	+20 bps

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 31, 2016.  The call can be accessed via webcast or by dialing +1 888-297-0353 (US/Canada) or +1 719-325-2165, using confirmation code 7873619.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://www.webcaster4.com/Webcast/Page/866/17746.  Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://premiereglobal.com/webrsvp with access code 7873619.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Additional information about Roper is available on the company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2016	2015

CURRENT ASSETS:
Cash and cash equivalents	$882,270	$778,511
Accounts receivable	498,006	488,271
Inventories	197,529	189,868
Unbilled receivable	119,109	122,042
Other current assets	77,897	39,355
Total current assets	1,774,811	1,618,047

PROPERTY, PLANT AND EQUIPMENT, NET	103,847	105,510

OTHER ASSETS:
Goodwill	5,969,328	5,824,726
Other intangible assets, net	2,541,482	2,528,996
Deferred taxes	30,663	31,532
Other assets	59,997	59,554
Total other assets	8,601,470	8,444,808

TOTAL ASSETS	$10,480,128	$10,168,365

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$144,235	$139,737
Accrued compensation	106,906	119,511
Deferred revenue	290,231	267,030
Other accrued liabilities	200,463	168,513
Income taxes payable	28,003	18,532
Current portion of long-term debt	1,902	6,805
Total current liabilities	771,740	720,128

NONCURRENT LIABILITIES:
Long-term debt	3,087,151	3,264,417
Deferred taxes	821,349	810,856
Other liabilities	87,381	74,017
Total liabilities	4,767,621	4,869,418

STOCKHOLDERS' EQUITY:
Common stock	1,033	1,028
Additional paid-in capital	1,482,963	1,419,262
Retained earnings	4,495,907	4,110,530
Accumulated other comprehensive earnings	(248,452)	(212,779)
Treasury stock	(18,944)	(19,094)
Total stockholders' equity	5,712,507	5,298,947

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,480,128	$10,168,365

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$945,144	$883,933	$2,779,125	$2,638,755
Cost of sales	366,651	350,450	1,073,593	1,053,200

Gross profit	578,493	533,483	1,705,532	1,585,555

Selling, general and administrative expenses	311,103	283,112	940,073	836,314

Income from operations	267,390	250,371	765,459	749,241

Interest expense	26,800	20,369	81,076	60,382
Debt extinguishment costs	871		871
Other income/(expense)	337	251	(1,126)	(1,948)

Earnings from continuing operations before
income taxes	240,056	230,253	682,386	686,911

Income taxes	72,977	69,836	205,822	199,441

Net Earnings	$167,079	$160,417	$476,564	$487,470

Earnings per share:
Basic	$1.65	$1.59	$4.71	$4.85
Diluted	$1.63	$1.58	$4.65	$4.80

Weighted average common and common
equivalent shares outstanding:
Basic	101,372	100,681	101,231	100,545
Diluted	102,522	101,607	102,424	101,512

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2016		2015		2016		2015
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$338,027		$299,621		$1,010,826		$893,583
RF Technology	303,565		253,556		872,536		752,068
Industrial Technology	178,317		186,147		528,179		563,342
Energy Systems & Controls	125,235		144,609		367,584		429,762
Total	$945,144		$883,933		$2,779,125		$2,638,755

Gross profit:
Medical & Scientific Imaging	$247,432	73.2%	$222,655	74.3%	$740,725	73.3%	$660,971	74.0%
RF Technology	169,123	55.7%	133,692	52.7%	492,493	56.4%	397,874	52.9%
Industrial Technology	90,950	51.0%	92,245	49.6%	266,679	50.5%	281,052	49.9%
Energy Systems & Controls	70,988	56.7%	84,891	58.7%	205,635	55.9%	245,658	57.2%
Total	$578,493	61.2%	$533,483	60.4%	$1,705,532	61.4%	$1,585,555	60.1%

Operating profit*:
Medical & Scientific Imaging	$118,979	35.2%	$108,399	36.2%	$347,706	34.4%	$325,439	36.4%
RF Technology	94,785	31.2%	74,604	29.4%	272,905	31.3%	228,521	30.4%
Industrial Technology	52,800	29.6%	52,298	28.1%	150,850	28.6%	162,383	28.8%
Energy Systems & Controls	31,777	25.4%	42,300	29.3%	83,728	22.8%	110,424	25.7%
Total	$298,341	31.6%	$277,601	31.4%	$855,189	30.8%	$826,767	31.3%

Net Orders:
Medical & Scientific Imaging	$332,624		$317,743		$1,014,910		$900,176
RF Technology	300,303		245,694		899,659		751,143
Industrial Technology	173,757		184,846		528,629		555,431
Energy Systems & Controls	121,818		145,478		368,292		416,803
Total	$928,502		$893,761		$2,811,490		$2,623,553

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $30,951 and $27,230 for the three months ended September 30, 2016 and 2015, respectively and $89,730 and $77,526 for the nine months ended September 30, 2016 and 2015, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2016	2015

Net earnings	$476,564	$487,470
Non-cash items:
Depreciation	27,954	28,454
Amortization	149,149	119,766
Stock-based compensation expense	60,480	47,035
Income taxes	(52,728)	(35,165)
Changes in assets and liabilities:
Receivables	2,024	26,051
Inventory	(5,916)	(7,047)
Accounts payable	3,122	(2,085)
Accrued liabilities	33,843	(6,603)
Other, net	(1,119)	1,691
Cash provided by operating activities	693,373	659,567

Business acquisitions, net of cash acquired	(277,587)	(1,024,779)
Capital expenditures	(26,933)	(27,503)
Other, net	902	(4,369)
Cash used in investing activities	(303,618)	(1,056,651)

Principal debt payments	(4,010)	(4,006)
Revolver borrowings/(payments), net	(180,000)	590,000
Debt issuance costs	(6,763)
Dividends	(90,632)	(75,210)
Excess tax benefit from share-based payment*	-	11,593
Proceeds from stock-based compensation, net	13,895	19,237
Premium on convertible debt conversions	(13,308)	(13,126)
Other, net	1,523	844
Cash provided by/(used in) financing activities	(279,295)	529,332

Effect of exchange rate changes on cash	(6,701)	(42,100)

Net increase in cash and equivalents	103,759	90,148
Cash and equivalents, beginning of period	778,511	610,430

Cash and equivalents, end of period	$882,270	$700,578

*In the first quarter of 2016, the Company adopted ASU 2016-09, which requires excess tax benefits to be classified along with other income tax cash flows as an operating activity.